Item 77 E:  Legal Proceedings
Since October 2003,
 Federated and related
entities (collectively, "Federated"),
and various Federated funds
("Funds"), have been
named as defendants in several
class action lawsuits now pending
in the United States District
Court for the District of Maryland.
The lawsuits were purportedly
filed on behalf of people who purchased, owned and/or redeemed shares of
Federated-sponsored mutual
funds during specified periods
 beginning November 1, 1998.
The suits are generally similar
 in alleging that Federated engaged
in illegal and improper trading
practices
including
market timing and late trading
in concert with certain institutional
traders, which allegedly caused
financial injury to
the mutual fund shareholders.
These lawsuits began to be
filed shortly after Federated's
first public announcement
that it had received requests
for information on shareholder
trading activities in the Funds
 from the SEC, the Office
of the New York State Attorney
General ("NYAG"), and other
authorities. In that regard, on
 November 28, 2005,
Federated announced that it had
reached final settlements with
 the SEC and the NYAG with
respect to those matters.
Specifically, the SEC and NYAG
settled proceedings against
three Federated subsidiaries
involving undisclosed
market timing arrangements and
late trading. The SEC made
findings: that Federated
Investment Management
Company ("FIMC"), an SEC-registered
investment adviser to various
Funds, and Federated Securities Corp., an
SEC-registered broker-dealer
and distributor for the Funds,
violated provisions of the
Investment Advisers Act and
Investment Company Act by approving,
but not disclosing, three market
timing arrangements, or the associated
conflict of interest between FIMC
and
the funds involved in the arrangements,
 either to other fund shareholders or
to
the funds' board; and that Federated
Shareholder Services Company, formerly
 an SEC-registered transfer agent,
failed to prevent a customer and a
Federated employee from late trading
in violation of provisions of the Investment
Company Act. The NYAG found that such
conduct violated provisions of New York
State law. Federated entered
into the settlements without admitting
or denying the regulators' findings. As
 Federated previously reported in 2004,
it has already paid approximately $8.0
 million to certain funds as determined
by an independent consultant. As part
of these settlements, Federated agreed to pay disgorgement and a civil money penalty in the aggregate amount of an additional $72 million and, among other things, agreed that it would not serve as investment adviser to any
registered investment company unless (i) at least 75% of the fund's directors are independent of Federated, (ii) the chairman of each such fund is independent of Federated, (iii) no action may be taken by the fund's board or any committee thereof unless approved by a majority of the independent trustees of the fund or committee, respectively, and (iv) the fund appoints a "senior officer" who reports to the independent trustees and is responsible for monitoring compliance by the fund with applicable laws and fiduciary duties and for managing the process by which management fees charged to a fund are approved. The settlements are described in Federated's announcement which, along with previous press releases and related communications on those matters, is available in the "About
Us" section of Federated's website at
FederatedInvestors.com.
Federated entities have also been named as defendants in several additional lawsuits that are now pending in the
United States District Court for the
Western District of Pennsylvania, alleging, among other things, excessive advisory and Rule 12b-1 fees.
The Board of the Funds retained the law
firm of Dickstein Shapiro LLP to represent the Funds in each of the lawsuits described in the preceding two paragraphs. Federated and the Funds,
and their respective counsel, have
been defending this litigation, and
none of the Funds remains a defendant
in any of the lawsuits (though some could potentially receive any recoveries as nominal defendants). Additional lawsuits based upon similar allegations may be filed in the future. The potential impact of these lawsuits, all of which seek unquantified damages, attorneys' fees, and expenses, and future potential similar suits is uncertain. Although
we do not believe that these lawsuits will have a material adverse effect on the
 Funds, there can be no assurance that
these suits, ongoing adverse publicity
and/or other developments resulting from the regulatory investigations will not result in increased Fund redemptions, reduced sales of Fund shares, or other adverse consequences for the Funds.


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